Lee Enterprises achieves all fiscal year guidance with strong fourth quarter results and increases long-term outlook

Total Digital Revenue(1) was $73M in the quarter, representing 44% of revenue
Digital-only subscribers total 721,000, exceeding guidance and up 36% YOY
Adjusted EBITDA(2) in line with full year guidance

DAVENPORT, Iowa (December 7, 2023) — Lee Enterprises, Incorporated (NASDAQ: LEE), a digital-first subscription platform providing high quality, trusted, local news, information and a major platform for advertising in 75 markets, today reported preliminary fourth quarter fiscal 2023 financial results(3) for the period ended September 24, 2023.

“Our fourth quarter digital subscription results lead the industry by a significant margin, continuing the streak for 16 consecutive quarters. Subscribers to our digital products totaled 721,000, up 36% compared to last year and digital-only subscription revenue accelerated--growing 68% on a Same-store basis(4)," said Kevin Mowbray, Lee's President and Chief Executive Officer. “Amplified Digital® revenue totaled $24 million in the quarter, leading to an 11% increase over the prior year(4). Total Digital Revenue increased 14% in the quarter(4), and represented 44% of our total operating revenue. The rapid pace of digital growth is driven by our strong execution of our Three Pillar Digital Growth Strategy,” Mowbray added.

“Adjusted EBITDA in the quarter was up 29% sequentially, due to our rapid digital growth and strong cost management execution," said Mowbray. "Our aggressive cost actions in FY23, as well as the strong performance of our digital revenue streams, will have a favorable impact on FY24 operating results. We anticipate full year FY24 Adjusted EBITDA to be in the range of $83 million to $90 million," added Mowbray.

"The long-standing industry-leading digital execution gives us even more confidence in our transformation. In fact, the best-in-class performance increases our long-term outlook on digital-only subscribers by one-third to 1.2 million and digital subscription revenue by approximately 50% to more than $150 million. These significant improvements to our long-term outlook demonstrate our confidence in Lee's digital transformation. We are on a clear path to becoming sustainable solely from the revenue and cash flow from our digital products," said Mowbray.

Key Fourth Quarter Highlights:
•Total operating revenue was $164 million.
•Total Digital Revenue was $73 million, a 14% increase over the prior year(4), and represented 44% of our total operating revenue.
•Digital-only subscription revenue increased 68% in the fourth quarter compared to the same quarter last year(4) due to a 36% increase in digital-only subscribers and marketing efforts driving price yields. Digital-only subscribers totaled 721,000 at the end of the September quarter.
•Digital advertising and marketing services revenue represented 68% of our total advertising revenue and totaled $49 million. Digital marketing services revenue at Amplified Digital® fueled the growth, with quarterly revenue of $24 million.
•Digital services revenue, which is predominantly BLOX Digital, totaled $5 million in the quarter.
•Operating expenses totaled $156 million and Cash Costs(2) totaled $138 million.
•Net loss totaled $1 million and Adjusted EBITDA totaled $30 million.

2024 Fiscal Year Outlook:

Total Digital Revenue	$310 million (+13% YOY) - $330 million (+21% YOY)
Digital-only subscribers	771,000 (+7% YOY)
Adjusted EBITDA	$83 million (-3% YOY) - $90 million (+6% YOY)
Long-Term Outlook (2024 - 2028):

Total Digital Revenue	$450 - $500 million
Digital-only subscribers	1.2 million
Debt and Free Cash Flow:
The Company has $456 million of debt outstanding under our Credit Agreement(5) with BH Finance. The financing has favorable terms including a 25-year maturity, a fixed annual interest rate of 9.0%, no fixed principal payments, and no financial performance covenants.
As of and for the period ended September 24, 2023:
•The principal amount of debt totaled $456 million, a reduction of $7 million for the fiscal year.
•Cash on the balance sheet totaled $15 million. Debt, net of cash on the balance sheet, totaled $441 million.
•Capital expenditures totaled $5 million for the full year. We expect $10 million of capital expenditures in FY24.
•For fiscal year 2023, cash paid for income taxes totaled $4 million. We expect cash paid for income taxes to total between $10 million and $15 million in 2024.
•We made no pension contributions in the fiscal year.
Conference Call Information:
As previously announced, we will hold an earnings conference call and audio webcast today at 9 a.m. Central Time. The live webcast will be accessible at www.lee.net and will be available for replay 24 hours later. Analysts have been invited to ask questions on the call. Questions from other participants may be submitted by participating in the webcast. To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.

About Lee:
Lee Enterprises is a major subscription and advertising platform and a leading provider of local news and information, with daily newspapers, rapidly growing digital products and nearly 350 weekly and specialty publications serving 75 markets in 26 states. Year to date, Lee's newspapers have an average daily circulation of 1.0 million, and our legacy websites, including acquisitions, reach more than 31 million digital unique visitors. Lee's markets include St. Louis, MO; Buffalo, NY; Omaha, NE; Richmond, VA; Lincoln, NE; Madison, WI; Davenport, IA; and Tucson, AZ. Lee Common Stock is traded on NASDAQ under the symbol LEE. For more information about Lee, please visit www.lee.net.
FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:
•The overall impact the COVID-19 pandemic has on the Company's revenues and costs;
•The long-term or permanent changes the COVID-19 pandemic may have on the publishing industry, which may result in permanent revenue reductions and other risks and uncertainties;
•We may be required to indemnify the previous owners of BH Media or The Buffalo News for unknown legal and other matters that may arise;
•Our ability to manage declining print revenue and circulation subscribers;
•The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•Changes in advertising and subscription demand;
•Changes in technology that impact our ability to deliver digital advertising;
•Potential changes in newsprint, other commodities and energy costs;
•Interest rates;
•Labor costs;
•Significant cyber security breaches or failure of our information technology systems;
•Our ability to achieve planned expense reductions and realize the expected benefit of our acquisitions;
•Our ability to maintain employee and customer relationships;
•Our ability to manage increased capital costs;
•Our ability to maintain our listing status on NASDAQ;
•Competition; and
•Other risks detailed from time to time in our publicly filed documents.
Any statements that are not statements of historical fact (including statements containing the words "aim", “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Statements regarding our plans, strategies, prospects and expectations regarding our business and industry, including statements regarding the impacts that the COVID-19 pandemic and our responses thereto may have on our future operations, are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date the statement is made. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.
Contact:
IR@lee.net
(563) 383-2100

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended			Twelve months ended
(Thousands of Dollars, Except Per Share Data)	September 24, 2023	September 25, 2022	Percent Change	September 24, 2023	September 25, 2022	Percent Change

Operating revenue:
Print Advertising	23,302	39,931	(41.6)	125,804	184,963	(32.0)
Digital Advertising	49,270	49,110	0.3	193,173	181,465	6.5
Advertising and marketing services revenue	72,572	89,041	(18.5)	318,977	366,428	(12.9)
Print Subscription	58,792	78,541	(25.1)	252,591	313,504	(19.4)
Digital Subscription	18,661	11,168	67.1	60,700	40,120	51.3
Subscription revenue	77,453	89,709	(13.7)	313,291	353,624	(11.4)
Print Other	8,966	10,532	(14.9)	39,508	42,962	(8.0)
Digital Other	5,020	4,355	15.3	19,362	17,955	7.8
Other revenue	13,986	14,887	(6.1)	58,870	60,917	(3.4)
Total operating revenue	164,011	193,637	(15.3)	691,138	780,969	(11.5)
Operating expenses:				—
Compensation	59,048	71,456	(17.4)	266,907	317,789	(16.0)
Newsprint and ink	5,102	7,847	(35.0)	25,346	30,101	(15.8)
Other operating expenses	73,714	86,240	(14.5)	323,067	344,905	(6.3)
Depreciation and amortization	7,524	9,099	(17.3)	30,621	36,544	(16.2)
Assets loss (gain) on sales, impairments and other, net	6,137	21,055	(70.9)	1,882	9,716	(80.6)
Restructuring costs and other	4,552	2,858	59.3	12,673	22,720	(44.2)
Operating expenses	156,077	198,555	(21.4)	660,496	761,775	(13.3)
Equity in earnings of associated companies	2,993	1,446	107.0	6,527	5,657	15.4
Operating income	10,927	(3,472)	(414.7)	37,169	24,851	49.6
Non-operating (expense) income:
Interest expense	(10,326)	(10,292)	0.3	(41,471)	(41,770)	(0.7)
Curtailment gain	—	—	—	—	1,027	(100.0)
Pension withdrawal cost	(1,200)	—	—	(1,200)	(2,335)	(48.6)
Pension and OPEB related benefit (cost) and other, net	162	5,488	(29.9)	2,420	19,022	(87.3)
Non-operating expenses, net	(11,364)	(4,804)	136.6	(40,251)	(24,056)	67.3
Income (loss) before income taxes	(437)	(8,276)	NM	(3,082)	795	(487.7)
Income tax (benefit) expense	888	(1,666)	NM	(349)	698	(150.0)
Net (loss) income	(1,325)	(6,610)	NM	(2,733)	97	NM
Net income attributable to non-controlling interests	(659)	(526)	25.3	(2,534)	(2,114)	19.9
Loss attributable to Lee Enterprises, Incorporated	(1,984)	(7,136)	NM	(5,267)	(2,017)	161.1

Earnings (loss) per common share:
Basic	(0.32)	(1.23)	NM	(0.90)	(0.35)	NM
Diluted	(0.32)	(1.23)	NM	(0.90)	(0.35)	NM

DIGITAL / PRINT REVENUE COMPOSITION
(UNAUDITED)

	Three months ended		Twelve months ended
(Thousands of Dollars)	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022

Digital Advertising and Marketing Services Revenue	49,270	49,110	193,173	181,465
Digital Only Subscription Revenue	18,661	11,168	60,700	40,120
Digital Services Revenue	5,020	4,355	19,362	17,955
Total Digital Revenue	72,951	64,633	273,235	239,540
Print Advertising Revenue	23,302	39,931	125,804	184,963
Print Subscription Revenue	58,792	78,541	252,591	313,504
Other Print Revenue	8,966	10,532	39,508	42,962
Total Print Revenue	91,060	129,004	417,903	541,429
Total Operating Revenue	164,011	193,637	691,138	780,969

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
The table below reconciles the non-GAAP financial performance measure of Adjusted EBITDA to net income, its most directly comparable GAAP measure:

	Three months ended		Twelve months ended
(Thousands of Dollars)	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022

Net (loss) income	(1,325)	(6,610)	(2,733)	97
Adjusted to exclude
Income tax (benefit) expense	888	(1,666)	(349)	698
Non-operating expenses, net	11,364	4,804	40,251	24,056
Equity in earnings of TNI and MNI(6)	(2,993)	(1,446)	(6,527)	(5,657)
Assets loss (gain) on sales, impairments and other, net	6,137	21,055	1,882	9,716
Depreciation and amortization	7,524	9,099	30,621	36,544
Restructuring costs and other	4,552	2,858	12,673	22,720
Stock compensation	421	311	1,806	1,337
Add:
Ownership share of TNI and MNI EBITDA (50%)	3,476	1,676	7,604	6,541
Adjusted EBITDA	30,044	30,081	85,228	96,052
The table below reconciles the non-GAAP financial performance measure of Cash Costs to Operating expenses, the most directly comparable GAAP measure:

	Three months ended		Twelve months ended
(Thousands of Dollars)	September 24, 2023	September 25, 2022	September 24, 2023	September 25, 2022

Operating expenses	156,077	198,555	660,496	761,775
Adjustments
Depreciation and amortization	7,524	9,099	30,621	36,544
Assets loss (gain) on sales, impairments and other, net	6,137	21,055	1,882	9,716
Restructuring costs and other	4,552	2,858	12,673	22,720
Cash Costs	137,864	165,543	615,320	692,795

The table below reconciles the non-GAAP financial performance measure of Same-Store Revenues to Operating Revenues, its most directly comparable GAAP measure:

	Three months ended			Twelve months ended
(Thousands of Dollars)	September 24, 2023	September 25, 2022	Percent Change	September 24, 2023	September 25, 2022	Percent Change

Print Advertising Revenue	23,302	39,931	(41.6)	125,804	184,963	(32.0)
Exited operations	(29)	(6,609)	NM	(14,595)	(34,760)	NM
Same-store, Print Advertising Revenue	23,273	33,322	(30.2)	111,209	150,203	(26.0)
Digital Advertising Revenue	49,270	49,110	0.3	193,173	181,465	6.5
Exited operations	(5)	(370)	NM	(1,083)	(964)	NM
Same-store, Digital Advertising Revenue	49,265	48,740	1.1	192,090	180,501	6.4
Total Advertising Revenue	72,572	89,041	(18.5)	318,977	366,428	(12.9)
Exited operations	(34)	(6,979)	NM	(15,679)	(35,724)	NM
Same-store, Total Advertising Revenue	72,538	82,062	(11.6)	303,298	330,704	(8.3)
Print Subscription Revenue	58,792	78,541	(25.1)	252,591	313,504	(19.4)
Exited operations	(4)	(182)	NM	(382)	(834)	NM
Same-store, Print Subscription Revenue	58,788	78,359	(25.0)	252,209	312,670	(19.3)
Digital Subscription Revenue	18,661	11,168	67.1	60,700	40,120	51.3
Exited operations	—	—	NM	—	—	NM
Same-store, Digital Subscription Revenue	18,658	11,139	67.5	60,535	39,977	51.4
Total Subscription Revenue	77,453	89,709	(13.7)	313,291	353,624	(11.4)
Exited operations	(7)	(211)	NM	(547)	(977)	NM
Same-store, Total Subscription Revenue	77,446	89,498	(13.5)	312,744	352,647	(11.3)
Print Other Revenue	8,966	10,532	(14.9)	39,508	42,962	(8.0)
Exited operations	—	(7)	NM	(10)	(82)	NM
Same-store, Print Other Revenue	8,966	10,525	(14.8)	39,498	42,880	(7.9)
Digital Other Revenue	5,020	4,355	15.3	19,362	17,955	7.8
Exited operations	—	—	NM	—	—	NM
Same-store, Digital Other Revenue	5,020	4,355	15.3	19,362	17,955	7.8
Total Other Revenue	13,986	14,887	(6.1)	58,870	60,917	(3.4)
Exited operations	—	(7)	NM	(10)	(82)	NM
Same-store, Total Other Revenue	13,986	14,880	(6.0)	58,860	60,835	(3.2)
Total Operating Revenue	164,011	193,637	(15.3)	691,138	780,969	(11.5)
Exited operations	(41)	(7,197)	NM	(16,236)	(36,783)	NM
Same-store, Total Operating Revenue	163,970	186,440	(12.1)	674,902	744,186	(9.3)

NOTES
(1)Total Digital Revenue is defined as digital advertising and marketing services revenue (including Amplified Digital®), digital-only subscription revenue and digital services revenue.
(2)The following are non-GAAP (Generally Accepted Accounting Principles) financial measures for which reconciliations to relevant GAAP measures are included in tables accompanying this release:
•Adjusted EBITDA is a non-GAAP financial performance measure that enhances financial statement users overall understanding of the operating performance of the Company. The measure isolates unusual, infrequent or non-cash transactions from the operating performance of the business. This allows users to easily compare operating performance among various fiscal periods and how management measures the performance of the business. This measure also provides users with a benchmark that can be used when forecasting future operating performance of the Company that excludes unusual, nonrecurring or one-time transactions. Adjusted EBITDA is a component of the calculation used by stockholders and analysts to determine the value of our business when using the market approach, which applies a market multiple to financial metrics. It is also a measure used to calculate the leverage ratio of the Company, which is a key financial ratio monitored and used by the Company and its investors. Adjusted EBITDA is defined as net income (loss), plus non-operating expenses, income tax expense, depreciation and amortization, assets loss (gain) on sales, impairments and other, restructuring costs and other, stock compensation and our 50% share of EBITDA from TNI and MNI, minus equity in earnings of TNI and MNI.
•Cash Costs represent a non-GAAP financial performance measure of operating expenses which are measured on an accrual basis and settled in cash. This measure is useful to investors in understanding the components of the Company’s cash-settled operating costs. Periodically, the Company provides forward-looking guidance of Cash Costs, which can be used by financial statement users to assess the Company's ability to manage and control its operating cost structure. Cash Costs are defined as compensation, newsprint and ink and other operating expenses. Depreciation and amortization, assets loss (gain) on sales, impairments and other, other non-cash operating expenses and other expenses are excluded. Cash Costs also exclude restructuring costs and other, which are typically paid in cash.
(3)This earnings release is a preliminary report of results for the periods included. The reader should refer to the Company's most recent reports on Form 10-Q and on Form 10-K for definitive information.
(4)Same-store revenues is a non-GAAP performance measure based on GAAP revenues for Lee for the current period, excluding exited operations. In 2023, exited operations include (1) businesses divested and (2) the elimination of stand-alone print products discontinued within our markets.
(5)The Company's debt is the $576 million term loan under a credit agreement with BH Finance LLC dated January 29, 2020 (the "Credit Agreement"). Excess Cash Flow is defined under the Credit Agreement as any cash greater than $20,000,000 on the balance sheet in accordance with GAAP at the end of each fiscal quarter, beginning with the quarter ending June 28, 2020.
(6)TNI refers to TNI Partners publishing operations in Tucson, AZ. MNI refers to Madison Newspapers, Inc. publishing operations in Madison, WI.